Exhibit 99.1
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is by and between Spark Therapeutics, Inc., a Delaware corporation having a principle place of business at 3737 Market Street, Suite 1300 Philadelphia, Pennsylvania, 19104 ("SPARK"), and The Children’s Hospital of Philadelphia®, a non-profit entity organized and existing under the laws of Pennsylvania and having a principal place of business at 34th and Civic Center Boulevard, Philadelphia, PA 19104 (“CHOP”). Each of SPARK and CHOP may be referred to herein individually as a “Party” and together as the “Parties”.

CHOP and SPARK hereby agree as follows:

1.1    CHOP has licensed certain inventions and intellectual property to SPARK in a license agreement dated October 14, 2013, as subsequently amended on December 26, 2013, May 16, 2014, December 5, 2015 and October 8, 2015 (collectively the “Original License Agreement”).

1.2    On the same terms and conditions set forth in the Original License Agreement, and for the same consideration set forth in the Original License Agreement with the exception of the equity consideration set forth in Section 6.1 of the Original License Agreement, and for the additional consideration set forth in Section 1.3 of this Agreement, CHOP hereby grants, and SPARK hereby accepts, a worldwide exclusive license in the Licensed Field (as defined in the Original License Agreement), with the right to sublicense, to use and practice:

United States Provisional Application No. [**] ("the [**] application"),

and all related patent applications filed in any country of the world that claim priority directly or indirectly to the [**] application, any patents issuing from such patent applications in any country of the world, and any continuations, divisionsals, continuations-in-part, reexaminations, reissues, substitutes, renewals or extensions thereof.

1.3    SPARK shall pay CHOP [**] dollars (US $[**]) within 30 days after execution of this Agreement.

1.4    The Effective Date of this Agreement shall be the later of (a) the last signature in the signature lines below, or (b) the date on which CHOP receives consent from the Howard Hughes Medical Institute to enter into this Agreement, if it is determined that such consent is necessary.

1.5    All Sections of the Original License Agreement, other than Section 6.1 thereof, are hereby incorporated into this Agreement as if originally set forth herein.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

For THE CHILDREN’S HOSPITAL OF PHILADELPHIA:

/s/ Mary Tomlinson                        11-23-2015
Signature of Authorized CHOP Official            Date

Mary Tomlinson
Printed Name

Sr. Vice President, Administration
Title

Mailing Address for Notices:

The Children's Hospital of Philadelphia        With copy to:
Office of Technology Transfer            Office of General Counsel
Colket Translational Research Building        34th and Civic Center Blvd.
Suite 2200                        Philadelphia, PA 19104
3615 Civic Center Boulevard
Philadelphia, PA 19104
Attention: Director, Technology Transfer

For SPARK THERAPEUTICS, INC.

/s/ Jeffrey D. Marrazzo                    November 20, 2015
Signature of Authorized Official                Date

Jeffrey D. Marrazzo
Printed Name

Chief Executive Officer
Title

Mailing Address for Notices:
Spark Therapeutics, Inc.
3737 Market Street, Suite 1300
Philadelphia, PA 19104
Attention: General Counsel

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